Cloudera Reports First Quarter Fiscal Year 2019 Financial Results

•	Q1 revenue up 29% year-over-year

•	Q1 subscription revenue up 33% year-over-year

•	Net expansion rate of 132%

PALO ALTO, Calif. June 6, 2018 — Cloudera, Inc. (NYSE: CLDR), the modern platform for machine learning and analytics optimized for the cloud, today reported results for its first quarter fiscal 2019, ended April 30, 2018. Total revenue was $102.7 million, an increase of 29% from the first quarter of fiscal 2018. Subscription revenue was $85.9 million, an increase of 33% from the first quarter of fiscal 2018. Subscription revenue represented 84% of total revenue, up from 81% in the first quarter of fiscal 2018.

"The rapidly connecting world is driving every enterprise in every industry to go through a digital transformation in order to remain competitive in this modern era. Data is the foundation of digital transformation. A completely new architecture and set of technologies is required for enterprises to leverage and gain meaningful insight from data," said Tom Reilly, chief executive officer. "To better-position Cloudera for the next evolution of the market -- machine learning, analytics and cloud -- we are focusing our innovation and go-to-market initiatives on these high growth areas and the line of business executives responsible for digital transformation."

GAAP loss from operations for the first quarter of fiscal 2019 was $50.4 million, compared to a GAAP loss from operations of $222.3 million for the first quarter of fiscal 2018. Non-GAAP loss from operations for the first quarter of fiscal 2019 was $24.4 million, compared to a non-GAAP loss from operations of $30.3 million in the year-ago period.

Operating cash flow for the first quarter of fiscal 2019 was $24.4 million compared to operating cash flow of $5.0 million in the first quarter of fiscal 2018.

GAAP net loss per share for the first quarter of fiscal 2019 was $0.35 per share, based on weighted-average shares outstanding of 146.7 million shares, compared to a GAAP net loss per share in the first quarter of fiscal 2018 of $5.78 per share, based on weighted-average shares outstanding of 38.5 million shares. See financial statement tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

Non-GAAP net loss per share for the first quarter of fiscal 2019 was $0.17 per share, based on non-GAAP weighted-average shares outstanding of 146.7 million shares, compared to non-GAAP net loss per share in the first quarter of fiscal 2018 of $0.27 per share, based on non-GAAP weighted-average shares outstanding of 114.0 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non‑GAAP Financial Measures.

As of April 30, 2018, the company had total cash, cash equivalents, marketable securities and restricted cash of $486.7 million.

Recent Business and Financial Highlights

•	Subscription revenue was up 33% year-over-year to $85.9 million

•	Subscription revenue represented 84% of total revenue, up from 81% in the first quarter of fiscal 2018

•	Non-GAAP subscription gross margin for the quarter was 85%, up from 84% in the first quarter of fiscal 2018

•	Dollar-based net expansion rate was 132% for the quarter

•	Non-GAAP operating loss improved more than 14 percentage points compared to the year-ago period

•
Introduced Altus with Shared Data Experience (beta), or SDX, the industry’s first machine learning and analytics Platform-as-a-Service that provides and retains business context for shared cloud-based data

(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-03-06-cloudera-introduces-the-industrys-first-machine-learning-and-analytics-platform-as-a-service-built-with-a-shared-data-experience-sdx.html)

•	Released Altus Data Engineering for Azure and announced availability of Altus Analytic Database for Azure (beta), powering machine learning on Microsoft Azure
(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-05-21-cloudera-accelerates-enterprise-machine-learning-from-research-to-production.html)

•
Announced Cloudera Data Science Workbench 1.4, with new capabilities to build, train, and deploy models in a unified workflow helping data scientists accelerate everyday workflows from research to production

(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-05-21-cloudera-accelerates-enterprise-machine-learning-from-research-to-production.html)

•
Announced availability of Cloudera Enterprise 6 (beta), Cloudera’s most powerful platform for machine learning and analytics with significant advances in performance and enterprise quality showcasing innovations in search, streaming, scale and control

(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-05-21-cloudera-accelerates-enterprise-machine-learning-from-research-to-production.html)

•	Recognized by customers as a Gartner Peer Insights Customers’ Choice 2018, for the Best Data Management Solutions for Analytics
(https://www.gartner.com/reviews/market/data-warehouse-solutions/vendor/cloudera)

•	Big Data Excellence Awards

◦	Big Data Technology Provider of the Year

◦	IoT Infrastructure of the Year (with partners Red Hat and Eurotech)
(http://events.computing.co.uk/bigdataexcellence/static/2018-winner)

•	Named General Managers to newly formed business units to accelerate innovation and leadership in machine learning, analytics, and cloud
(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-04-26-cloudera-introduces-new-business-units-to-accelerate-innovation-and-leadership-in-machine-learning-analytics-and-cloud.html)

Business Outlook

The outlook for the second quarter of fiscal 2019, ending July 31, 2018, is:

•	Total revenue in the range of $107 million to $108 million, representing approximately 20% year-over-year growth

•	Subscription revenue in the range of $90 million to $91 million, representing approximately 22% year-over-year growth

•	Non-GAAP net loss per share in the range of $0.15 to $0.13 per share

•	Weighted-average shares outstanding of approximately 150 million shares

The outlook for fiscal 2019, ending January 31, 2019, is:

•	Total revenue in the range of $435 million to $445 million, representing approximately 20% year-over-year growth

•	Subscription revenue in the range of $370 million to $375 million, representing approximately 24% year-over-year growth

•	Operating cash flow in the range of negative $40 million to $35 million

•	Non-GAAP net loss per share in the range of $0.62 to $0.59 per share

•	Weighted-average shares outstanding of approximately 152 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its first quarter fiscal 2019 results and the outlook for its second quarter of fiscal 2019 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 3085608

About Cloudera
At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. We deliver the modern platform for machine learning and analytics optimized for the cloud. The world’s largest enterprises trust Cloudera to help solve their most challenging business problems. Learn more at www.cloudera.com.

Connect with Cloudera
About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including our belief that the enterprise machine learning and analytics market will quickly emerge and that we will continue to lead its direction through technology and product innovation, our expectation that we will continue our momentum in machine learning, analytics and the cloud, and our “Business Outlook” for our second quarter of fiscal 2019. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Annual Report on Form 10-K, filed on April 4, 2018, and in our other SEC filings. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP subscription gross margins, non-GAAP loss from operations, non-GAAP net loss, non-GAAP operating loss margin, and historical and forward-looking non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), and amortization of acquired intangible assets from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share. This non-GAAP measure includes the assumed conversion of all outstanding shares of preferred stock to common stock and the impact of anti-dilutive restricted stock units and stock options outstanding, on a weighted basis.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

About Gartner Peer Insights
Gartner Peer Insights Customers’ Choice distinctions are determined by the subjective opinions of individual end-user customers based on their own experiences, the number of published reviews on Gartner Peer Insights and overall ratings for a given vendor in the market, as further described here, and are not intended in any way to represent the views of Gartner or its affiliates.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2018	2017
Revenue:
Subscription	$85,899	$64,671
Services	16,808	14,925
Total revenue	102,707	79,596
Cost of revenue:(1) (2)
Subscription	15,807	26,472
Services	17,544	33,640
Total cost of revenue	33,351	60,112
Gross profit	69,356	19,484
Operating expenses:(1) (2)
Research and development	43,664	95,831
Sales and marketing	59,777	110,443
General and administrative	16,336	35,550
Total operating expenses	119,777	241,824
Loss from operations	(50,421)	(222,340)
Interest income, net	1,807	649
Other income (expense), net	(1,121)	22
Net loss before provision for income taxes	(49,735)	(221,669)
Provision for income taxes	(1,306)	(650)
Net loss	$(51,041)	$(222,319)
Net loss per share, basic and diluted	$(0.35)	$(5.78)
Weighted-average shares used in computing net loss per share, basic and diluted	146,678	38,487

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended April 30,
	2018	2017
Cost of revenue – subscription	$2,548	$15,700
Cost of revenue – services	2,474	20,337
Research and development	9,861	67,901
Sales and marketing	6,079	60,541
General and administrative	4,404	26,603
Total stock‑based compensation expense	$25,366	$191,082

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended April 30,
	2018	2017
Cost of revenue – subscription	$622	$514
Sales and marketing	35	430
Total amortization of acquired intangible assets	$657	$944

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenues)
(unaudited)

	Three Months Ended April 30,
	2018	2017

Revenue:
Subscription	84%	81%
Services	16	19
Total revenue	100	100
Cost of revenue:(1) (2)
Subscription	15	33
Services	17	43
Total cost of revenue	32	76
Gross profit	68	24
Operating expenses:(1) (2)
Research and development	43	120
Sales and marketing	58	139
General and administrative	16	44
Total operating expenses	117	303
Loss from operations	(49)	(279)
Interest income, net	1	1
Other income (expense), net	(1)	—
Net loss before provision for income taxes	(49)	(278)
Provision for income taxes	(1)	(1)
Net loss	(50)%	(279)%

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended April 30,
	2018	2017
Cost of revenue – subscription	3%	20%
Cost of revenue – services	2	26
Research and development	10	85
Sales and marketing	6	76
General and administrative	4	33
Total stock-based compensation expense	25%	240%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended April 30,
	2018	2017
Cost of revenue – subscription	1%	1%
Sales and marketing	—	—
Total amortization of acquired intangible assets	1%	1%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2018	January 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$82,445	$43,247
Short-term marketable securities	346,833	327,842
Accounts receivable, net	64,686	130,579
Prepaid expenses and other current assets	24,249	31,470
Total current assets	518,213	533,138
Property and equipment, net	21,891	17,600
Marketable securities, noncurrent	39,357	71,580
Intangible assets, net	5,198	5,855
Goodwill	33,621	33,621
Restricted cash	18,023	18,052
Other assets	6,822	9,312
TOTAL ASSETS	$643,125	$689,158
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,161	$2,722
Accrued compensation	30,236	41,393
Other accrued liabilities	13,780	13,454
Deferred revenue, current portion	246,996	257,141
Total current liabilities	293,173	314,710
Deferred revenue, less current portion	32,134	34,870
Other liabilities	18,286	16,601
TOTAL LIABILITIES	343,593	366,181
STOCKHOLDERS’ EQUITY:
Common stock	7	7
Additional paid-in capital	1,413,431	1,385,592
Accumulated other comprehensive loss	(1,075)	(832)
Accumulated deficit	(1,112,831)	(1,061,790)
TOTAL STOCKHOLDERS’ EQUITY	299,532	322,977
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$643,125	$689,158

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(51,041)	$(222,319)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,392	3,642
Stock-based compensation	25,366	191,082
Accretion and amortization of marketable securities	15	542
Gain on disposal of fixed assets	(20)	—
Changes in assets and liabilities:
Accounts receivable	66,013	48,527
Prepaid expenses and other assets	8,167	1,379
Accounts payable	(121)	(1,921)
Accrued compensation	(14,627)	(12,667)
Accrued expenses and other liabilities	1,054	1,142
Deferred revenue	(12,835)	(4,428)
Net cash provided by operating activities	24,363	4,979
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(114,243)	(110,347)
Sales of marketable securities	13,256	31,675
Maturities of marketable securities	114,213	51,420
Capital expenditures	(4,241)	(175)
Proceeds from sale of equipment	27	—
Net cash provided by (used in) investing activities	9,012	(27,427)
CASH FLOWS FROM FINANCING ACTIVITIES
Shares withheld related to net share settlement of restricted stock units	(906)	—
Proceeds from employee stock plans	7,081	1,482
Payment of offering costs	—	(1,647)
Net cash provided by (used in) financing activities	6,175	(165)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(381)	1
Net increase (decrease) in cash, cash equivalents and restricted cash	39,169	(22,612)
Cash, cash equivalents and restricted cash — Beginning of period	61,299	89,632
Cash, cash equivalents and restricted cash — End of period	$100,468	$67,020
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,161	$629
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in other accrued liabilities	$1,706	$71
Offering costs in accounts payable and other accrued liabilities	$—	$1,190

Cloudera, Inc.
Three Months Ended April 30, 2018
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$15,807	$(2,548)	$(622)	$12,637
Subscription gross margin	82%	3%	1%	85%
Cost of revenue- Services	17,544	(2,474)	—	15,070
Services gross margin	(4)%	15%	—%	10%
Gross profit	69,356	5,022	622	75,000
Total gross margin	68%	5%	1%	73%
Research and development	43,664	(9,861)	—	33,803
Sales and marketing	59,777	(6,079)	(35)	53,663
General and administrative	16,336	(4,404)	—	11,932
Loss from operations	(50,421)	25,366	657	(24,398)
Operating margin	(49)%	25%	1%	(24)%
Net Loss	(51,041)	25,366	657	(25,018)
Net loss per share, basic and diluted	$(0.35)	$0.17	$0.01	$(0.17)

Cloudera, Inc.
Three Months Ended April 30, 2017
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$26,472	$(15,700)	$(514)	$—	$10,258
Subscription gross margin	59%	24%	1%	—%	84%
Cost of revenue- Services	33,640	(20,337)	—	—	13,303
Services gross margin	(125)%	136%	—%	—%	11%
Gross profit	19,484	36,037	514	—	56,035
Total gross margin	24%	45%	1%	—%	70%
Research and development	95,831	(67,901)	—	—	27,930
Sales and marketing	110,443	(60,541)	(430)	—	49,472
General and administrative	35,550	(26,603)	—	—	8,947
Loss from operations	(222,340)	191,082	944	—	(30,314)
Operating margin	(279)%	240%	1%	—%	(38)%
Net Loss	(222,319)	191,082	944	—	(30,293)
Net loss per share, basic and diluted (1)	$(5.78)	$4.97	$0.02	$0.52	$(0.27)

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2018	2017
GAAP weighted-average shares, basic and diluted	146,678	38,487
Assumed preferred stock conversion	—	74,907
Assumed IPO issuance	—	582
Non-GAAP weighted-average shares, diluted	146,678	113,976

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed preferred stock conversion. For periods prior to the closing of our initial public offering (IPO) on May 3, 2017, we give effect to the automatic conversion of all outstanding shares of preferred stock to common stock, as if such conversion had occurred at the beginning of the period, in our calculations of non-GAAP weighted-average shares, diluted, and non-GAAP net loss per share, diluted. The inclusion of these shares facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed IPO issuance. We include the common shares issued in our IPO, on a weighted basis, as if the shares were issued on the date of our effectiveness. Our IPO was effective in the first quarter of fiscal 2018 and closed in the second quarter of fiscal 2018.

Cloudera, Inc.
Reconciliation of non-GAAP Financial Guidance
(unaudited)

	Fiscal 2019
(in millions)	Q2	FY
GAAP net loss	($49) - (46)	($201) - (197)
Stock-based compensation expense (1)	25	104
Amortization of acquired intangible assets	1	3
Non-GAAP net loss	($23) - (20)	($94) - (90)

(1) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Melinda Venable
press@cloudera.com
+1 (650) 644-3900